As filed with the U.S. Securities and Exchange Commission on April 18, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TENGION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-0214813
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2900 Potshop Lane, Suite 100 East Norriton, PA 19403 (610) 292-8364
(Address of Principal Executive Offices)

TENGION, INC. 2010 STOCK OPTION AND INCENTIVE PLAN
(Full Title of the Plan)

Joseph W. La Barge, Esq. Vice President and General Counsel Tengion, Inc. 2900 Potshop Lane, Suite 100 East Norriton, PA 19403
(Name and Address of Agent For Service)
(610) 292-8364
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Justin P. Klein, Esq. Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001, par value per share	495,431 (3)	$2.59	$1,283,166	$148.98

(1)           Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $2.59 per share, which represents the average of the high and low prices of the Common Stock reported on The NASDAQ Stock Market for April 13, 2011.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

General Instruction E Information

On May 21, 2010, Tengion, Inc., (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-166996), with respect to 1,650,000 shares of common stock, par value $0.001 per share, to be issued pursuant to the Registrant’s 2010 Stock Option and Incentive Plan, and 709,634 shares of common stock, par value $0.001 per share, to be issued pursuant to the Registrant’s Amended and Restated 2004 Stock Incentive Plan. That filing is hereby incorporated by reference.

          Pursuant to Section 3(a) of the 2010 Stock Option and Incentive Plan, on the first day of each fiscal year of the Registrant beginning in 2011, an annual increase is made to the number of shares available for issuance under the 2010 Stock Option and Incentive Plan, which is also known as an “Evergreen Increase.”

     This Registration Statement on Form S-8 is being filed with respect to the Evergreen Increase on the first day of fiscal year 2011, which equaled 495,431 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

(a)
the Registrant’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Commission on March 30, 2011 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)
the Registrant’s Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010 filed with the Commission on April 18, 2011 pursuant to Section 13(a) or 15(d) of the Exchange Act;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on March 1, 2011 (Items 1.01, 3.02 and 9.01) and March 16, 2011 (Items 1.01, 2.03, 3.02 and 9.01); and

(d)
the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on April 9, 2010 under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of East Norriton, state of Pennsylvania, this 18th day of April, 2011.

TENGION, INC.

By:	/s/ Steven Nichtberger
Steven Nichtberger, MD
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant hereby severally constitute and appoint Steven Nichtberger, MD, and A. Brian Davis, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Steven Nichtberger Steven Nichtberger, MD	President and Chief Executive Officer, Director (Principal Executive Officer)	April 18, 2011

/s/ A. Brian Davis A. Brian Davis	Chief Financial Officer and Vice President, Finance (Principal Financial and Accounting Officer)	April 18, 2011

/s/ David I. Scheer David I. Scheer	Chairman of the Board of Directors	April 18, 2011

/s/ Carl-Johan Dalsgaard Carl-Johan Dalsgaard, MD, PhD	Director	April 18, 2011

/s/ Brenda D. Gavin Brenda D. Gavin, DVM	Director	April 18, 2011

/s/ Gary J. Kurtzman Gary J. Kurtzman, MD	Director	April 18, 2011

/s/ Richard Kuntz Richard Kuntz, MD	Director	April 18, 2011

/s/ Lorin J Randall Lorin J. Randall	Director	April 18, 2011

INDEX TO EXHIBITS

Item No.	Description of Exhibits

4.1
2010 Stock Option and Incentive Plan, Form of Incentive Stock Option Agreement, Form of Non-Qualified Stock Option Agreement and Form of Restricted Stock Award Agreement (Incorporated by reference to Exhibit 10.34 in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-164011)).

5.1	Opinion of Ballard Spahr LLP. *
23.1	Consent of Ernst & Young, LLP, independent registered public accounting firm. *
23.2	Consent of KPMG LLP, independent registered public accounting firm. *
23.3	Consent of Ballard Spahr LLP (filed as part of Exhibit 5.1). *
24.1	Power of Attorney (see signature page). *

*Filed herewith.